EXHIBIT 24.1



			     POWER OF ATTORNEY


   Know all persons by these presents, that each of the undersigned directors and officers of AVX Corporation, a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Law, an Annual Report for fiscal year ended March 31, 1996 on Form 10-K, hereby constitutes and appoints Benedict P. Rosen, John S. Gilbertson and Donald B. Christiansen his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said 10-K Annual Report and any amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

  In witness whereof, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.



   Signature                            Title                      Date



/s/ Kazuo Inamori       Chairman of the Board of Directors    April 22, 1996
KAZUO INAMORI

/s/ Benedict P. Rosen   President, Chief Executive Officer    April 22, 1996
BENEDICT P. ROSEN       and Director

/s/ John S. Gilbertson  Executive Vice President, Chief       April 22, 1996
JOHN S. GILBERTSON      Operating Officer and Director

/s/  Donald B. Christiansen  Chief Financial Officer, Vice    April 22, 1996
     DONALD B. CHRISTIANSEN  President, Treasurer and Director

/s/ Marshall D. Butler           Director                     April 22, 1996
MARSHALL D. BUTLER

/s/ Carroll A. Campbell, Jr.     Director                     April 22, 1996
CARROLL A. CAMPBELL, JR.

/s/ Richard Tressler             Director                     April 22, 1996
RICHARD TRESSLER

/s/ Kensuke Itoh                 Director                     April 22, 1996
KUNSUKE ITOH

/s/ Rodney N. Lanthorne          Director                     April 22, 1996
RODNEY N. LANTHORNE

/s/ Masato Takeda                Director                     April 22, 1996
MASATO TAKEDA

/s/ Masahiro Umemura             Director                     April 22, 1996
MASAHIRO UMEMURA

/s/ Masahiro Yamamoto            Director                     April 27, 1996
MASAHIRO YAMAMOTO

/s/ Yuzo Yamamura                Director                     April 27, 1996
YUZO YAMAMURA

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